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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 1998, in the Registration Statement on Form S-1 and related Prospectus of Charles River Associates Incorporated for the registration of 2,188,000 shares of its common stock.

                             /s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 1998